Oyster Creek Group, Inc.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

                                                                  June 30, 2004
ASSETS

Current assets:                                                     -
Total current assets                                              -


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable - related party                          8,215

Total current liabilities                                         8,215

Stockholder's equity:
Common stock, $0.001 par value,
25,000,000 shares authorized,
4,500,000 shares issued and
outstanding as of 06/30/04                                   4,500
Additional paid-in capital                                          75
(Deficit) accumulated during
development stage                                           (12,790)
                                                                       (8,2157)
                                                                       $    -

The accompanying notes are an intregal part of these financial statements.

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